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                                                                     EXHIBIT 2.3

                                   AGREEMENT
                                   ---------

     Boston Chicken, Inc. (the "Company") hereby agrees to furnish supplementally to the Securities and Exchange Commission, upon request, a copy of any omitted exhibits and schedules to the Agreement and Plan of Merger dated as of March 16, 1998 by and among the Company, BCI Acquisition Sub, L.L.C. and BC Equity Funding, L.L.C. and Market Partners, L.L.C.

                                BOSTON CHICKEN, INC.



                                By: /s/ Lawrence E. White
                                   ------------------------
                                    Lawrence E. White
                                    Chief Financial Officer

Dated: July 30, 1998